As filed with the Securities and Exchange Commission
on ________________________.	Registration No. 333-116307

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------
FORM SB-2/A-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

METALEX RESOURCES, INC.
(Name of small business issuer in its charter)

Nevada	1081	98-0422451
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification #)
Organization)	Classification Code)

METALEX RESOURCES, INC.	CORPORATION TRUST COMPANY OF NEVADA
1811 East 17th Avenue	6100 Neil Road, Suite 500
Spokane, Washington 99203	Reno, Nevada 89544
(509) 535-4662	(775) 688-3061
(Address and telephone of	(Name, address and telephone number of
registrant's executive office)	agent for service)

Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.10	$200,000	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

METALEX RESOURCES, INC.
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at Washington Mutual Bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds.

There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be sold by Andrei Stytsenko, our sole officer and director.

Investing in our common stock involves risks. See "Risk Facttors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.030	$0.070
Per Share - Maximum	$0.10	$0.015	$0.085
Minimum	$100,000	$30,000	$70,000
Maximum	$200,000	$30,000	$170,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our Business

We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. We intend to conduct exploration activities on one property located in the Province of British Columbia, Canada. Title to the property is recorded in the name of our president, Andrei Stytsenko. The one property consists of four mining claims. We intend to explore for gold on the property.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to fund operations.

Our administrative office is located at 1811 East 17th Avenue, Spokane, Washington 99203, and our telephone number is (509) 535-4662 and our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89544. Our fiscal year end is March 31. Our mailing address is 1811 East 17th Avenue, Spokane, Washington 99203.

Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

The Offering

Following is a brief summary of this offering:

Securities being offered	1,000,000 shares of common stock minimum and 2,000,000 shares of common stock maximum, par value $0.00001
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	Approximately $70,000 if the minimum amount is raised and approximately $170,000 if the maximum amount is raised.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	7,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of September 30, 2004	As of March 31, 2004
Balance Sheet
Total Assets	$3,214	$0
Total Liabilities	$15,000	$0
Stockholders Equity - (Deficit)	$(11,786)	$0

	Three Months ended	Year Ended
	September 30, 2004	March 31, 2004
Income Statement
Revenue	$-	$0
Total Expenses	$11,786	$375,000
Net Income - (Loss)	$(11,786)	$375,000

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. We have discussed all of the material risks below.

Risks associated with Metalex Resources:
  Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

  The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

  If we do not find mineralized material the property, we will cease operations in which case you will lose your investment.

  If we do not find mineralized material on the property, we will cease operations. We have no plans to pursue other exploration or mining opportunities and we have no plans to respond to any other business opportunities if we fail to find mineralized material. Further, Mr. Stytsenko will not present any future business opportunities that might arise. In the event we do not find mineralized material and we cease operations, you will lose your investment

  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

  Because we may still not have sufficient capital to complete our exploration program, even if we raise the maximum amount in this offering, we may have to sell additional securities and raise additional capital which could dilute your investment.

  We may still not have the capital to complete our exploration operations even if we raise the maximum amount of this offering. That is because we do not know what is under the ground and will not know what is under the ground until we begin exploration operations which we will not do until we raise at least the minimum amount of this offering. Therefore, we may have to sell additional securities after the offering is completed, but prior to the completion of our exploration of the property. Those shares may be sold on terms that dilute your interest in this offering.

  We lack an operating history, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

  We were incorporated in February 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $382,921. The loss was a result of the issuance of stock for services, as well as the payment of fees for staking our claims, incorporation, legal and accounting. We have never had any historical revenues and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

  Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

  Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

  Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of our property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

  Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

  We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

  Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

  Our proposed exploration work can only be performed approximately seven months out of the year. This is because a snow pack of 2-3 feet usually begins to accumulate in December and lingers in places until May. The recommended field season is from early April to late November. When roads are impassible, we are unable to conduct exploration operations on the property.

  Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

  Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

  We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

  Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

  Because Mr. Stytsenko has other outside business activities and will only be devoting 10% of this time or approximately four hours per week to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

  Because Mr. Stytsenko, our sole officer and director has other outside business activities and will only be devoting 10% of his time or four hours per week to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Stytsenko. As a result, exploration of the property may be periodically interrupted or suspended.

  Because record title to the property is held in the name of our president, if he transfers the property to someone other than us, we will cease operations.

  Title to the property upon which we intend to conduct exploration activities is not recorded in our name. Title to the property is recorded in the name of Mr. Stytsenko, our president. If Mr. Stytsenko transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

  Because we only have an unrecorded written declaration with Mr. Stytsenko our president, regarding transfer of title to us, should he transfer title to a third person, we will be limited to a cause of action against Mr. Stytsenko for breach of fiduciary duty.

  In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Stytsenko will convey title to the mineral claim to the wholly owned subsidiary corporation. Should Mr. Stytsenko transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Stytsenko will be liable to us for breach of fiduciary duty. We do not believe, however, that we would have any action against Mr. Stytsenko for breach of contract because the written declaration is not executed by us and as such we are not a party to it. In our opinion, an enforceable action for breach of a contract would require us to be a party to an executed agreement with Mr. Stytsenko, which we are not. As such, any action we take against Mr. Stytsenko will be limited to breach of fiduciary duty.

  Because Andrei Stytsenko is our sole officer and director, if he should resign or die, we will not have an operating officer which will result in our operations suspending or ceasing. If that should occur, you could lose your investment.

  Andrei Stytsenko is our sole officer and director. We are entirely dependent upon him to conduct our operations. If he should resign or die there will be no one to run us. If that should occur, until we find another person to run us, our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment.

Risks associated with this offering:
  Because there is no escrow, trust or similar account, your subscription could be seized by creditors. If that occurs you could lose your investment.

  There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.

  Because our sole officer and director will own more than 50% of the outstanding shares after this offering, he will be able to decide who will be directors and you may not be able to elect any directors.

  Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Stytsenko will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Stytsenko will be able to elect all of our directors and control our operations.

  Because Mr. Stytsenko is risking a small amount of capital and property, while you on the other hand are risking up to $200,000, as an equity investment, if we fail, you will absorb most of the loss.

  Mr. Stytsenko will receive a substantial benefit from your investment. He provided services and supplied the property, paid expenses and advanced cash all of which totaled $375,000. You on the other hand, will be providing all of the cash, through your equity investment, for our operations. As a result, if we cease operations for any reason, you will lose your investment.

  NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

  The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

USE OF PROCEEDS

Our offering is being made on a direct public offering, without any involvement of underwriters or broker-dealers, $100,000 minimum, $200,000 maximum basis. The table below sets forth the use of proceeds if $100,000, $150,000 or $200,000 of the offering is sold.

	$100,000	$150,000	$200,000

Gross proceeds	$100,000	$150,000	$200,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$70,000	$120,000	$170,000

The net proceeds will be used as follows:

Consulting Services	$5,000	$10,000	$15,000
Core Drilling	$50,000	$95,000	$135,000
Analyzing Samples	$10,000	$10,000	$10,000
Telephone	$200	$200	$200
Mail	$50	$50	$50
Stationary	$100	$100	$100
Accounting	$1,500	$1,500	$1,500
Office Equipment	$1,000	$1,000	$1,000
SEC filing	$2,150	$2,150	$2,150
Secretary	$0	$0	$5,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees. Of the legal fees referred to above, $10,000 is to be paid to Conrad Lysiak, our attorney upon SEC effectiveness. The $10,000 will be paid from the proceeds of the offering. In the event the minimum amount is not raised, Mr. Stytsenko has agreed orally to pay Mr. Lysiak the balance of his fees.

Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. That is all we are willing to pay. We have contacted mining engineers in Vancouver, British Columbia area and have found a number of them that are willing to provide the consulting services from between $2,000 per month to $5,000 per month. We have not selected or identified a consultant at this time. We will not do so until we have completed this offering. Our consultant in consultation with our officers will supervise and contract for our exploration operations through independent contractors. No portion of the consulting fees will be paid to Mr. Stytsenko, our president. Core drilling will cost $20.00 per foot. We will drill as many holes as proceeds from the offering allow. We intend to drill 8 holes if the minimum amount is raised; 15 holes if 75% of the offering is raised; and, 22 holes if the maximum amount is raised. We intend to drill to 300 feet. We estimate it will cost up to $10,000 to analyze the core samples.

Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, legal and accounting fees related to filing reports with the SEC, and the salary of one secretary, assuming the maximum number of shares are sold, if needed.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2004, the net tangible book value of our shares of common stock was $(7,921) or approximately nil per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $162,079 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

After completion of this offering, if 2,000,000 shares are sold, investors will own approximately 28.57% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Your percentage of capital contribution will be 34.78%. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $375,000, or approximately $0.075 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $112,079, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

After completion of this offering, if 1,500,000 shares are sold, investors will own approximately 23.08% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Your percentage of capital contribution will be 28.57%. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $375,000, or approximately $0.075 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $62,079, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 1,000,000 shares are sold, investors will own approximately 16.67% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.10 per share. Your percentage of capital contribution will be 21.05%. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $375,000, or approximately $0.075 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.10
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$0.02
Net tangible book value per share after offering	$162,079
Increase to present stockholders in net tangible book value
per share after offering	$0.02
Capital contributions	$375,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	71.43%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$200,000
Percentage of Capital Contributions	34.78%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.57%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$150,000
Percentage of Capital Contributions	28.57%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23.08%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$100,000
Percentage of Capital Contributions	21.05%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.67%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at Washington Mutual Bank, Spokane Financial Center, West 601 West Main Street, Spokane, Washington 99201. Its telephone number is (509) 353-4920. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. We will hold the funds in the account until we receive a minimum of $100,000 at which time we will withdraw and use those funds. Any funds received by us thereafter will immediately be withdrawn by us. If we do not receive the minimum amount of $100,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through Andrei Stytsenko, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.   The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.   The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.   The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.   The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Stytsenko is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. He has not and will not participate in selling and offering securities for any Issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Stytsenko will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New York, New Jersey, Washington D.C. and/or outside the United States.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such your ability to dispose of your shares may be adversely affected. Because the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "METALEX RESOURCES, INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Washington Mutual Bank, until we have received $100,000. Upon receipt of $100,000, we will withdraw and use the funds. If we do not receive the $100,000 within 180 days, or within the additional 90 days, if extended, of the effective date of this offering, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

General

We were incorporated in the State of Nevada on February 4, 2004. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 400, Reno, Nevada 89544 and our business office is located at 1811 East 17th Avenue, Spokane, Washington 99203. Our telephone number is (509) 535-4662. This is the home of Natasha Lysiak. Natasha Lysiak is the daughter-in-law to Conrad C. Lysiak, our attorney. We use this space on a rent free basis. Ms. Lysiak is compensated as our employee by us.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to fund operations.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Background

In February 2004, Andrei Stytsenko, our president, acquired one mineral property in trust for us, containing four mining claims in British Columbia, Canada. The property was staked by Gerard Gallissant. Mr. Gallisant was paid $1,904 to stake the claims. Mr. Gallissant is a staking agent located in Vancouver British Columbia. His British Columbia license number is 109141.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. Mr. Stytsenko paid Mr. Gallissant $1,904 to stake the claims. The claims were transferred to Mr. Stytsenko. The claim is recorded in Mr. Stytsenko's name to avoid paying additional fees. Mr. Stytsenko has not provided us with a signed or executed bill of sale in our favor. Mr. Stytsenko will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. Since we are an American corporation, we can never possess legal mining claim to the land. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Stytsenko will convey title to the property to the wholly owned subsidiary corporation. Should Mr. Stytsenko transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Stytsenko will be liable to us for breach of fiduciary duty. We do not believe, however, that we would have any action against Mr. Stytsenko for breach of contract because the written declaration is not executed by us and as such we are not a party to it. In our opinion, an enforceable action for breach of a contract would require us to be a party to an executed agreement with Mr. Stytsenko, which we are not. As such, any action we take against Mr. Stytsenko will be limited to breach of fiduciary duty.

To date we have not performed any work on the property. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's property, that is the province of British Columbia.

In the nineteenth century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company's property is one such acquisition. Accordingly, fee simple title to the property resides with the Crown.

The claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward. The lease includes the right to use the surface for all operations reasonably related to the exploration operations.

The property is unencumbered, that is there are no claims, liens, charges or liabilities against the property, and there are no competitive conditions, that is the action of some unaffiliated third party, that could affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to the property. We have no plans to try interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

The following is a list of tenure numbers, claim, date of recording and expiration date of the claims:

		Date of	Date of
Claim No.	Document Description	Recording	Expiration
406637	Red Eagle #1	March 5, 2004	October 31, 2005
406638	Red Eagle #2	March 5, 2004	October 31, 2005
406639	Red Eagle #3	March 5, 2004	October 31, 2005
406640	Red Eagle #4	March 5, 2004	October 31, 2005

The claims are approximately 250 acres.

In order to maintain the claims Mr. Stytsenko must pay a fee of CDN$100 per year per claim. Mr. Stytsenko can renew the claim indefinitely; the amount of the renewal will not increase for the year ending 2005. We have no earthly idea if the fee to renew the claim will increase after 2005. There is no grace period if there is a default on the work or Mr. Stytsenko misses renewing the claim. Mr. Stytsenko will not cause the claim to expire as a result of not renewing the same or failing to perform work on the claim.

The property was selected because Mr. Gallissant advised us that gold has been discovered on other property nearby. Just because gold was found nearby is no assurance that there is any gold on the property. No technical information was used to select the property.

Location and Access

The property is located within the Yalakom River valley, north of Lillooet, British Columbia, approximately 25 miles east from the town of Gold Bridge, in southwestern British Columbia, Canada. The Yalakom River Gold Project is located approximately 125 miles north of Vancouver, British Columbia, within the Yalakom River valley.

Map 1

YUKON
N.W.T.
ALASKA
U.S.A.
Stewart
BRITISH
COLUMBIA
Ft. St. John
Dawson Creek
ALBERTA
Prince Rupert
Smithers
PROPERTY LOCATION
Prince George
Bella Coola
Williams Lake
Pacific Ocean
Kamloops
Kelowna
Vancouver
Cranbrook
Trail
Victoria
U.S.A.
N
0
200km
400km
Scale 1" = 100 miles
METALEX RESOURCES INC.
PROJECT:
YALAKOM RIVER GOLD PROJECT
LOCATION MAP
Yalakom River / Bralorne Area
Lillooet M.D., BC - NTS 092J16
DATE:
Feb. 04
REF. NO.
YRG 04 01
GeoGrafix

Map 2

122° 16'
49° 56'
1317
1264
786
768
Red Eagle #4
Red Eagle
Eagle Mercury
Red Eagle #2
Red Eagle #1
1172
1142
1100
1000
900
800
1300
1200
1127
748
958
808
825
Lillooet 25 miles
R
E

Contour Interval = 100 ft
Contour Interval = 500 ft
Roads
Rivers & Creeks
Mineral Showings

0 1000m 2000m

Scale 1:25,000

METALEX RESOURCES INC.	
PROJECT: *YALAKOM RIVER GOLD PROJECT*	
CLAIM & TOPOGRAPHY MAP Lillooet M.D. N.T.S. 092I / 16E	
DATE: Feb. 04 REF. NO.: YRG 04 02	DRAWING NO.: FIGURE 2

GeoGraphix

Access to the property is best gained by driving northwesterly from Lillooet, British Columbia, on the Carpenter Lake/Bridge River Road to the town-site of Moha. At Moha turn right and continue northwesterly along the Yalakom River Road, which is an all-weather gravel road. The Yalakom River Road, an all weather gravel-logging, road passes through the center of the property. No improvements are required at any exploration or technical stage of operation.

The property is well situated with respect to hydroelectric power water, timber, transportation facilities, heavy equipment and a skilled labor force. A major hydroelectric transmission line passes six miles south of the property, while rail transportation and all town-site facilities are available in Lillooet. An access road to support advanced exploration activity can easily be completed, as there are no major topographical obstacles.

Physiography

The property is situated within the Yalakom River valley, which flows between the Shulaps Mountain Range, to the south and the Camelsfoot Mountain Range to the north. The area is within the Chilcotin Ranges of the Coast Mountain Physiographic Region of Southwestern British Columbia. Elevations within the property range from 2,600 feet above sea level (a.s.l.), along the Yalakom River, which flows through the approximate center of the property to 3,800 feet a.s.l., within the southern area of the property.

Slopes throughout the property area are moderately steep and many are covered by talus and other loose rock debris that has slid down from higher elevations. Vegetation consists mainly of fir and pine trees, much of it mature second growth. There is very little undergrowth within the area making foot travel throughout the property easy. The climate features warm summers and moderately cold winters. The region is fairly arid with the average annual precipitation being about 20 inches. A snow pack of 2-3 feet usually begins to accumulate in December and lingers in places until May. The recommended field season is from early April to late November.

Property Geology

The rocks on the hillside in the vicinity of the showings consist of both green and purple volcanic breccias overlain by sediments consisting of sandy shale, limestone-lenses, and chert. The volcanic breccias strike west and dip from 30 to 60 degrees north-eastward. The overlying sediments strike north 55 degrees west and dip 60 to 70 degrees northeastward. The only intrusive reported within the property boundaries was a greenstone sill in the sediments; no granitic rocks have been observed.

The volcanic breccia has been altered at two horizons to two zones of dense, brownish-weathering, ankeritic rock; a lower zone in the vicinity of the workings and an upper on at an elevation of 3,800 feet. These zones are traversed by narrow stringers of white vein-dolomite that extend into the adjacent unaltered breccias. Most of the cinnabar grains seen are either in or adjacent to the dolomite veinlets.

It must be noted that the majority of the ground within the property is covered by overburden or talus slopes. Rock outcrop within our claims is estimated to be less than 10% and of that all of the rock units observed within the claims are highly weathered and bleached.

The property is entirely within the northwesterly striking Yalakom Fault Zone. The main fault runs through the center of our claims. Numerous smaller parallel faults and shears zones, with both northwest and northeast strikes, have been mapped within our claims.

Mineralization

The Yalakom River Gold Project covers two mercury occurrences that are called the Red Eagle and the Golden Eagle. The Red Eagle is located on the southwest side of the Yalakom River and the Golden Eagle is located on the opposite side of the river.

History of Previous Work

During the period of 1937 - 1941 two adits and approximately 18 trenches and open cuts were excavated.

Prospecting continued until 1941 when a small mercury processing facility was installed on the property.

In 1966 further work was carried out by Lillooet Mercury Mines Ltd. and subsequently Condor Mines Ltd. By 1971 work carried out by Condor Mines Ltd. included 15,700 feet of diamond drilling in 59 holes, 900 feet of underground exploratory work, detailed geological mapping and 5,800 linear feet of trenching and the overburden stripping of about three-quarters of an acre as well as legal surveying.

Since that time the mineralized zones have been staked/owned by various parties who have not, from a review of all available literature and other research material, made any concerted efforts to advance exploration.

Our Proposed Exploration Program

We are prospecting for gold. Our target is mineralized material. Our success depends upon finding mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment. We anticipate being able to delineate a mineralized body, if one exists, within nine months of beginning exploration.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Detailed exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. Before gold retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot predict what that will be until we find mineralized material.

We do not know if we will find mineralized material.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. Further, suppliers give preferences to larger exploration entities that purchase larger quantities of supplies from them. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract a samples of earth. Mr. Stytsenko will determine where drilling will occur on the property in consultation with the consultant we hire. Mr. Stytsenko will not receive fees, salary, or other compensation for his services until such time as we have adequate funds to do so. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to ALS Chemex, analytical chemists, geochemists and registered assayers located in North Vancouver, British Columbia.

We estimate the cost of core sampling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 2,250 linear feet or 8 holes. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 22 holes to a depth of 300 feet. We estimate that it will take up to three months to drill 20 holes to a depth of 300 feet. We will pay an exploration consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin drilling ninety days after this offering is closed, weather permitting. To date, we have not paid any fees for an exploration consultant.

The breakdown of estimated times and dollars was made by Mr. Stytsenko in consultation.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves through the use of mining engineers.

If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans or strategy to do anything else.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have access to a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

We do not have any plan to make our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

We anticipate starting exploration operation 90 days after of the completion of this offering weather permitting.

If we do not find mineralized material on the property, Mr. Stytsenko will allow the claim to expire and we will cease operations.

Competitive Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from the property. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We believe the cost of reclaiming the property will be $750 if we drill 8 holes and $2,250 if we drill 22 holes. We have not allocated any funds for the reclamation of the property and the proceeds for the cost of reclamation will not be paid from the proceeds of the offering. Mr. Stytsenko has agreed to pay the cost of reclaiming the property should mineralized material not be discovered.

Employees

We intend to use the services of subcontractors for manual labor exploration work on our properties. The cost of the subcontractors is included in cost of the exploration services to be performed as set forth in the Use of Proceeds section and the Business section - Plan of Operations. Mr. Stytsenko will handle our administrative duties. Because our sole officer and director is inexperienced with exploration, he will hire independent contractors to perform the surveying, exploration, and excavating of the property. The contractors we hire will determine the number of persons it will employ for surveying, exploration, and excavating of the property. Further, we will hire geologists and engineers as independent contractors on an as needed basis. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering. Accordingly, we cannot determine at this time the precise number of people we will retain to perform the foregoing services.

Employees and Employment Agreements

At present, we have two part-time employees. One employee is Andrei Stytsenko, our president and the other part-time employee is Natasha Lysiak. Mr. Stytsenko devotes approximately 10% of his time or four hours per week. Mrs. Lysiak devotes 30% of her time to our operations or 15 hours per week. Mrs. Lysiak is a clerical employee and is compensated by us for her services in the amount of $1,000 per month. She is not compensated by Conrad Lysiak, our attorney, for services rendered to us. Further, we do not pay Mr. Lysiak any money for services rendered by Mrs. Lysiak. Mr. Lysiak is compensated only for legal services rendered to us. Mr. Stytsenko does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to Mr. Stytsenko.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Plan of Operation

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property, if at all. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our project and stay in business. The minimum amount of the offering will allow us to operate for at least one year. Our success or failure will be determined by what we find under the ground. The more money we raise, the more core samples we can take. The more core samples we take, the more thorough our exploration will be conducted. Since we do not know what we will find under the ground, we cannot tell you if we will be successful even if we raise the maximum amount of this offering. We will not begin exploration of the property until we raise money from this offering. We believe we will need to raise the minimum gross amount in this offering of $100,000, $70,000 net, in order to remove uncertainties surrounding our ability to continue as a going concern. The $100,000 in gross proceeds or $70,000 in net proceeds will allow us to conduct our exploration program. If we find mineralized material, we will proceed to create a development program. Development is defined as the preparation of a commercially minable deposit or reserve for extraction which is not already in production. If we do not find mineralized material, we will cease operations.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a body of ore and we have determined it is economical to extract the ore from the land.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves through the use of mining engineers.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

In the event we complete our exploration program prior to the end of one year, and it is anticipated we will do so as reflected in the milestones that follow, if we find mineralized material we will spend the balance of the year creating a program for development of the property. If we do not find mineralized material at the conclusion of our exploration program, we will cease operations.

Milestones

The following are our milestones:

1.	0-90 days after completion of the offering, retain our consultant to manage the exploration of the property. - Cost $15,000. Time of retention 0-90 days.

2.

90-180 days after completion of the offering. - Core drilling. Core drilling will cost $20.00 per foot. The number of holes to be drilled will be dependent upon the amount raised from the offering. Core drilling we be subcontracted to non-affiliated third parties. Time to conduct the core drilling - 90 days.

3.

180-210 days after completion of the offering. Have independent an third party analyze the samples from the core drilling. Determine if mineralized material is below the ground. If mineralized material is found, we will attempt to define the ore body. We estimate that it will cost $10,000 to analyze the core samples and will take 30 days.

The cost of the subcontractors is included in cost of the exploration services to be performed as set forth in the Use of Proceeds section and the Business section - Plan of Operations. All funds for the foregoing activities will be obtained from this public offering.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of the property, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of the property before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Legal fees in the amount of $10,000 are due to Mr. Lysiak upon SEC effectiveness. They will be paid from the proceeds of this offering. In the event the minimum amount is not raised from the offering, Mr. Stytsenko, our president has agreed to pay the fees.

Results of Operations

From Inception on February 4, 2004

We will be exploring one property containing four claims. The property has been staked and will begin our exploration plan upon completion of this offering.

Since inception, Andrei Stytsenko, our sole officer and director has paid all our expenses to stake the property, to incorporate us, and for legal and accounting expenses. Net cash provided by Mr. Stytsenko from inception on February 4, 2004 to March 31, 2004 was $11,904. The monies advanced by Mr. Stytsenko were repaid by the Company by the issuance of 5,000,000 shares of common stock.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. We will be able to stay in business for one year if we raise at least $100,000 gross proceeds, $70,000 net proceeds. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this registration statement, we have yet to begin operations and therefore we have not generated any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in February 2004. This was accounted for as a purchase of shares of common stock, in consideration of $375,000 in cash, advances and services.

As of September 30, 2004, our total assets were $7,079 and our total liabilities were $15,000.

MANAGEMENT

Officers and Directors

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)

Andrei Stytsenko	40	president, principal executive officer, treasurer
203-17711 64th Avenue		and principal financial officer and a member of
Edmonton, Alberta		the board of directors
Canada T5T 2J9

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Andrei Stytsenko has been our president, chief executive officer, secretary, treasurer, chief financial officer and the sole member of the board of directors. From January 2000 until February, 2004, Mr. Stytsenko was the secretary and a member of the board of directors of Aberdene Mines Limited. From 1985 to 1996, Mr. Stytsenko was the managing supervisor for Ivano Frankovski Drilling Company, located in North Russia. Mr. Stytsenko's responsibilities included drilling holes up to 13,000 feet in depth for the exploration of oil and gas. From 1997 until 1998 , Mr. Stytsenko was field supervisor for Booker Gold Exploration located in Vancouver, British Columbia. Mr. Stytsenko's responsibilities included core loding, assaying and mapping. In 1996, Mr. Stytsenko received a diploma in Petroleum Engineering, specialty drilling from Ivano-Frankivs National Technical Institute of Oil and Gas located in the Ukraine. Mr. Stytsenko will devote 10% of his time or four hours per week to our operation.

Conflicts of Interest

At the present time, we do not foresee a conflict of interest because we do not intend to acquire any additional properties and Mr. Stytsenko does intend to acquire any additional properties. intend to acquire any additional properties. The only conflict that we foresee is Mr. Stytsenko's devotion of time to projects that do not involve us. In the event that Mr. Stytsenko ceases devoting time to our operations, he has agreed to resign as an officer and director.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on February 4, 2004 through March 31, 2004. The compensation addresses all compensation awarded to, earned by, or paid the to our named executive officers for the fiscal year ended March 31, 2004. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long-Term Compensation
			Annual Compensation			Awards	Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Securities
Restricted
				Other	Under	Shares or		Other
				Annual	Options/	Restricted		Annual
Names Executive				Compen-	SARs	Share	LTIP	Compen-
Officer and	Year	Salary	Bonus	sation	Granted	Units	Payouts	sation
Principal Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Andrei Stytsenko	2004	0	0	0	0	0	0	363,096
President

We have not paid any officers or directors salaries in 2004, and we do not anticipate paying any officers or directors salaries at any time in 2004. We will not begin paying our officers salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

Employment Contracts

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage of
		Shares After	Ownership After
	Number of	Offering	the Offering
	Shares	Assuming all	Assuming all of
Name and Address	Before the	of the Shares	the Shares are
Beneficial Ownership [1]	Offering	are Sold	Sold

Andrei Stytsenko	5,000,000	5,000,000	71.43%
203 - 17711 64th Avenue
Edmonton, Alberta
Canada T5T 2J9

All Officers and Directors	5,000,000	5,000,000	71.43%
as a Group (1 person)

[1]     The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Stytsenko is the only "promoter" of our company.

Future Sales by Existing Stockholders

On February 4, 2004, Andrei Stytsenko, our sole officer and director, acquired 5,000,000 shares of our common stock. The 5,000,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 5,000,000 shares of our stock are currently owned by our sole officer and director. He will likely sell a portion of his stock if the market price goes above $0.10. If he does sell his stock into the market, the sales may cause the market price of the stock to drop. Further, Mr. Stytsenko may also sell at price levels below $0.10 per share.

Because our sole officer and director, and a principal shareholder will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

No common stock is subject to outstanding options, warrants or securities convertible into common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.43% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

Mr. Stytsenko, our president and sole director, has not received and will not receive anything of value, directly or indirectly, from us and we have not received and will not receive any assets, services or other consideration from Mr. Stytsenko, other than as described below.

In February 2004, we issued a total of 5,000,000 shares of restricted common stock to Andrei Stytsenko, our sole officer and director, in consideration of $375,000. This was accounted for as an acquisition of common stock for services, advances and cash.

In February 2004, Mr. Stytsenko advanced us $11,904 to pay for the cost of staking the property and a portion of the legal fees for this offering. This was repaid via the issuance of common stock. Additionally, Mr. Stytsenko provided services in exchange for common stock valued at $363,096.

In February 2004, Andrei Stytsenko, our president, acquired one mineral property in trust for us, containing four mining claims in British Columbia, Canada. The property was staked by Gerard Gallissant. Mr. Gallisant was paid $1,904 to stake the claims. Mr. Stytsenko paid Mr. Gallissant $1,904 to stake the claims. The claims were transferred to Mr. Stytsenko. The claim is recorded in Mr. Stytsenko's name to avoid paying additional fees. Mr. Stytsenko has not provided us with a signed or executed bill of sale in our favor. Mr. Stytsenko will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. In the event that the property is transferred to us, it will be transferred to a wholly owned subsidiary corporation to be formed by us and there will be no consideration for the transfer of the property Should Mr. Stytsenko transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Stytsenko will be liable to us for breach of fiduciary duty. We do not believe, however, that we would have any action against Mr. Stytsenko for breach of contract because the written declaration is not executed by us and as such we are not a party to it. In our opinion, an enforceable action for breach of a contract would require us to be a party to an executed agreement with Mr. Stytsenko, which we are not. As such, any action we take against Mr. Stytsenko will be limited to breach of fiduciary duty.

Mr. Stytsenko is our only promoter. He has not received or will he receive anything of value from us, directly or indirectly in his capacity as a promoter.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to March 31, 2004, included in this prospectus have been audited by Williams & Webster, P.S., 601 West Riverside, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an Independent Certified Public Accountant.

Our financial statements immediately follow:

Audited Financial Statements for the period ended March 31, 2004 and Unaudited Financial Statements for the period ended September 30, 2004:

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS

	September 30,	March 31,
	2004	2004
	(Unaudited)	(Restated)

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$2,418	$-
Total Current Assets	2,418	-

EQUIPMENT, net	573	-

OTHER ASSETS
Software, net	223	-

TOTAL ASSETS	$3,214	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Payroll taxes payable	$541	$-
Advances from officers	15,000	-
Total Current Liabilities	15,541	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
Common stock, 100,000,000 shares authorized, $0.00001 par value,
5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	374,950	374,950
Accumulated deficit during exploration stage	(387,327)	(375,000)
TOTAL STOCKHOLDERS' DEFICIT	(12,327)	-

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)	$3,214	$-

See accompanying notes to interim financial statements.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Unaudited)

		From
	Six Months	February 4, 2004
	Ended	(Inception) to
	September 30,	September 30,
	2004	2004

REVENUE	$-	$-

OPERATING EXPENSES
Legal and accounting fees	4,000	14,000
Mining exploration expense	-	1,904
Consulting fees	-	363,096
Depreciation	94	94
Other general and administrative expenses	8,233	8,233
TOTAL EXPENSES	12,327	387,327

LOSS FROM OPERATIONS	12,327	387,327

INCOME TAXES	-	-

NET LOSS	$12,327	$387,327

BASIC AND DILUTED
NET LOSS PER SHARE	$ nil

WEIGHTED AVERAGE SHARES
OUTSTANDING USED IN BASIC AND
DILUTED PER-SHARE CALCULATION	5,000,000

See accompanying notes to interim financial statements.

METALEX RESOURCES, INC
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Stock issued for repayment of expenses
and consulting services	5,000,000	$50	$374,950	$-	$375,000

Net loss for the period ended, March 31, 2004	-	-	-	(375,000)	(375,000)

Balance, March 31, 2004 (Restated)	5,000,000	50	374,950	(375,000)	-

Net loss for the period ending September 30, 2004	-	-	-	(12,327)	(12,327)

Balance, September 30, 2004 (Unaudited)	5,000,000	$50	$374,950	$(387,327)	$(12,327)

See accompanying notes to interim financial statements.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

		From
	Six Months	February 4, 2004
	Ended	(Inception) to
	September 30,	September 30,
	2004	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,327)	$(387,327)
Adjustments to reconcile net loss to net cash used by operating activities:
Expenses paid by shareholder	-	11,904
Common stock issued for services	-	363,096
Depreciation	94	94
Increase (decrease) in accounts payable	541	541
Net cash used by operating activities	(11,692)	(11,692)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(890)	(890)
Net cash used by investing activities	(890)	(890)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder loan	15,000	15,000
Net cash provided by financing activities	15,000	15,000

INCREASE IN CASH AND CASH EQUIVALENTS:
Beginning of period	2,418	2,418
End of period	$2,418	$2,418

SUPPLEMENTAL CASH FLOW DISCLOSURE:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Common stock issued for services	$-	$363,096
Common stock issued for expenses paid by shareholder	$-	$11,904

See accompanying notes to interim financial statements.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

METALEX RESOURCES, INC. (hereinafter "the Company") was incorporated on February 4, 2004 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company maintains offices in Las Vegas, Nevada and in Spokane, Washington. The Company's fiscal year end is March 31.

NOTE 2 - SUMMARY OF SIGNIFFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Going Concern
 As shown in the accompanying financial statements, the Company has no revenues, has limited cash and has incurred a net loss of approximately $12,327 for the six month period ending September 30, 2004 and has an accumulated deficit of $387,327. These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management believes that its receipt of funds from the public offering of its stock will generate sufficient cash for the Company to continue to operate based on current expense projections. The Company anticipates it will require approximately $100,000 to continue operations in the fiscal year 2005.

Accounting Method
 The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
 The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2004

Exploration Stage Activities
 The Company is in the exploration stage and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company will actively prepare the site for extraction and enter a development stage.

Foreign Currency Valuation
 Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at year-end exchange rates, and revenue and expenses are translated at the average exchange rates during the period. The net effect of exchange differences arising from currency translation will be disclosed as a separate component of stockholders' equity (deficit).

Cash and Cash Equivalents
 For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Derivative Instruments
 The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" and SFAS No. 149, "Amendment if Statement 133 on Derivative Instruments and Hedging Activities", which is effective for the Company at inception. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At September 30, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2004

Impaired Asset Policy
 In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (hereinafter "SFAS No. 144"). SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS No. 144 and does not believe that the adoption will have a material impact on the financial statements of the Company at September 30, 2004.

Exploration Costs
 In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred. There were no exploration costs incurred during the six month period ended September 30, 2004. For the period February 4, 2004 (inception) through September 30, 2004, the exploration costs expensed were $1,904.

Equipment and Software
 Equipment and software are recorded at cost before accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. The useful lives of equipment and software for purposes of computing depreciation is three to five years. Depreciation and amortization expense for the six months ended September 30, 2004 was $94.

The Company evaluates the recoverability of equipment and software when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations. The following table sets forth the Company's principal categories of equipment and software:

September 30, 2004

Equipment	$629
Less accumulated depreciation	(56)
Total Equipment, net	$573
Office equipment	$261
Less accumulated amortization	(38)
Total Software, net	$223

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2004

Provision for Taxes
 Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards, FAS No. 109, "Accounting for Income Taxes" (hereafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

The significant components of the deferred tax assets at September 30, 2004 were as follows:

Net operating loss carryforward:	$12,300
Deferred tax asset	$4,200
Deferred tax asset valuation allowance	$(4,200)
Net deferred tax asset	$-

At September 30, 2004, the Company has net operating loss carryforwards of approximately $12,300, which expire in the year 2025. The Company recognized $363,096 of losses from the issuance of common stock for services in 2004, which were not deductible for tax purposes and are not included in the calculation of the deferred tax assets.

At September 30, 2004, the Company had net deferred tax assets of approximately $4,200 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2004.

Basic and Diluted Loss Per Share
 Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments
 The carrying amounts for cash and payables approximate their fair value.

Compensated Absences
 Currently, the Company has one employee and no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at a future point in time.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2004

Accounting Pronouncements
 In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that this standard has no effect on the Company's financial statements at this time.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation B Transition and Disclosure" (hereinafter "SFAS No. 148"). SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. As the Company accounts for stock-based compensation using the fair value method, the adoption of SFAS 148 has no material impact on the Company's financial condition or results of operations.

NOTE 3 - MINING CLAIMS

In February 2004, the Company, through its president acquired, for $1,904 ($2,500 CDN), 100% of the rights, title and interest in four mining claims in the Yalakom River Valley in British Columbia, Canada. The claims are recorded in the president's name for tax purposes and the title to the claims has not been conveyed to the Company.

NOTE 4 - COMMON STOCK

The Company is authorized to issue 100,000,000 shares of $0.00001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

On February 5, 2004, a total of 5,000,000 shares of restricted common stock were issued to the Company's president. There was no public offering of any securities. The aforementioned shares were issued in payment of legal fees of $10,000, consulting fees of $363,096 and $1,904 for purchase of mining claims. These shares were issued pursuant to exemption from registration contained in Section 4 (2) of the Securities Act of 1933.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2004

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company occupies office space provided by its executive administrator at no charge. The value of this space is not considered materially significant for financial reporting purposes. Additionally, the Company's president has advanced funds to the Company to pay $11,904 of initial legal fees and mining claims. The funds advanced were repaid as part of the original stock issuance transaction. See Note 4.

During the period ending September 30, 2004, an officer advanced money to the Company in the amount of $15,000 to pay accounting fees and to provide operating capital. This amount is considered an unsecured advance from the officer, with no set repayment date, and no interest being charged.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Mining Industry
 The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves of the Company's mining claims.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

Registration with the Securities and Exchange Commission
 The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $20,000. Of this amount, $10,000 was paid when attorney services began and is recorded as legal fees in the accompanying financial statements. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

NOTE 7 - RESTATEMENT OF FINANCIAL STATEMENTS

The Company's financial statements at March 31, 2004 have been restated for certain errors in the valuation of common stock given to the sole shareholder for cash and services. Included in this correction is $363,096 for consulting services upon inception of the Company. The resulting change increases the reported net loss per share by $0.07 and increases the accumulated deficit and additional paid-in capital by $363,096. The result on net equity is no change. For other changes related to this restatement, see Notes 2 and 4.

To the Board of Directors and Stockholders
Metalex Resources, Inc.
Spokane, Washington

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Metalex Resources, Inc. (a Nevada corporation and an exploration stage company) as of March 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from February 4, 2004 (inception) through March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metalex Resources, Inc. as of March 31, 2004, and the results of its operations, stockholders equity and its cash flows for the period from February 4, 2004 (inception) through March 31, 2004 in conformity with the standards of the Public Company Accounting Oversight Board (United States).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's operating loss raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
May 28, 2004, except Note 7 which is as of August 24, 2004.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET - Restated
March 31, 2004

ASSETS

CURRENT ASSETS	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES	$-

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.00001 par value;
5,000,000 shares issued and outstanding	50
Additional paid-in capital	374,950
Deficit accumulated during exploration stage	(375,000)
TOTAL STOCKHOLDERS' DEFICIT	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE ENTERPRISE)
STATEMENT OF OPERATIONS - Restated
For the period from February 4, 2004 (inception) to March 31, 2004

REVENUES	$-

EXPENSES
Consulting fees	363,096
Legal and accounting	10,000
Mining exploration expense	1,904
TOTAL EXPENSES	375,000

LOSS FROM OPERATIONS	375,000

INCOME TAXES	-

NET LOSS	$375,000

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$0.08

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING, BASIC AND DILUTED	5,000,000

The accompanying notes are an integral part of these financial statements.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY - Restated
For the period from February 4, 2004 (inception) to March 31, 2004

	Common Stock			Additional		Total
			Paid-in	Stock	Accumulated	Stockholders'
	Shares	Amount	Capital	Options	Deficit	Equity

Stock issued for repayment
of expenses and consulting services	5,000,000	$50	$374,950	$-	$-	$375,000

Net loss for the year ended,
March 31, 2004	-	-	-	-	(375,000)	375,000

Balance, March 31, 2004	5,000,000	$50	$374,950	$-	$(375,000)	$-

The accompanying note are an integral part of these financial statements.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS - Restated
For the period from February 4, 2004 (inception) to March 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$375,000
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses Paid by Shareholder	11,904
Common stock issued for services	363,096
Net cash used in operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES	-

Change in cash	-

Cash, beginning of period	-

Cash, end of period	$-

SUPPLEMENTAL CASHFLOW DISCLOSURES
Interest paid	$-
Income taxes paid	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Stock issued for expenses paid by shareholder	$11,904
Common stock issued for services	$363,096

The accompanying notes are an integral part of these financial statements.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

METALEX RESOURCES, INC. (hereinafter "the Company") was incorporated on February 4, 2004 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company maintains offices in Las Vegas, Nevada and in Spokane, Washington. The Company's fiscal year end is March 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Exploration Stage Activities
The Company is in the exploration stage and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company will actively prepare the site for extraction and enter a development stage.

Foreign Currency Valuation
Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at year-end exchange rates, and revenue and expenses are translated at the average exchange rates during the period. The net effect of exchange differences arising from currency translation will be disclosed as a separate component of stockholders' equity. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" and SFAS No. 149, "Amendment if Statement 133 on Derivative Instruments and Hedging Activities", which is effective for the Company at inception. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At March 31, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Impaired Asset Policy
In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (hereinafter "SFAS No. 144"). SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS No. 144 and does not believe that the adoption will have a material impact on the financial statements of the Company at June 30, 2004.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Exploration Costs
In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred. Exploration costs expensed during the period from February 4, 2004 (inception) through March 31, 2004 were $1,904.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At March 31, 2004, the Company had net deferred tax assets of approximately $4,000 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at March 31, 2004.

At March 31, 2004, the Company has net operating loss carryforwards of approximately $11,900 which expire in 2024. The Company recognized $363,096 of losses for the issuance of common stock for services in 2004, which were not deductible for tax purposes, and are not included in the calculation of deferred tax assets.

Basic and Diluted Loss Per Share
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Going Concern
As shown in the accompanying financial statements, the Company has no revenues, has incurred a net loss of $375,000 for the period from February 4, 2004 (inception) through March 31, 2004 and has an accumulated deficit of $375,000. These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company's management believes that its receipt of funds from the public offering of its stock will generate sufficient cash for the Company to continue to operate based on current expense projections. The Company anticipates it will require approximately $100,000 to continue operations in the fiscal year 2005.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments
The carrying amounts for cash and payables approximate their fair value.

Compensated Absences
Currently, the Company has no employees; therefore, no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at the point in time that it has employees.

Accounting Pronouncements
In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that this standard has no effect it at this time.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (hereinafter "SFAS No. 148"). SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. As the Company accounts for stock-based compensation using the fair value method, the adoption of SFAS 148 has no material impact on the Company's financial condition or results of operations.

NOTE 3 - MINING CLAIMS

In February 2004, the Company, through its president, Mr. Andrei Stytsenko, acquired, for $1,904, 100% of the rights, title and interest in four mining claims in the Yalakom River Valley in British Columbia, Canada. Although the claims are recorded in Mr. Stytsenko's name for tax purposes, title to the claims has been conveyed to the Company via an unrecorded deed. The Company has assigned no value to these claims, as there is no evidence showing proven and probable reserves.

METALEX RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 4 - COMMON STOCK

The Company is authorized to issue 100,000,000 shares of $0.00001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

On February 5, 2004, a total of 5,000,000 shares of common stock were issued to president only. There was no public offering of any securities. The aforementioned shares were issued in payment of legal fees of $10,000, consulting fees of $363,096 and $1,904 for purchase of the mining claims. These shares were issued pursuant to exemption from registration contained in Section 4 (2) of the Securities Act of 1933.

NOTE 5 - RELATED PARTIES

The Company occupies office space provided our executive administrator at no charge. The value of this space is not considered materially significant for financial reporting purposes. Mr. Stytsenko, our president, has advanced monies to the Company to pay the initial legal fees and to purchase the mining claims in the amount of $11,904. The funds advanced were repaid as part of the original stock issuance transaction. See Note 3.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Mining Industry
The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

Registration with the Securities and Exchange Commission
The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $20,000. Of this amount, $10,000 was paid when attorney services began and is recorded as legal fees in the accompanying financial statements. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

NOTE 7 - RESTATEMENT OF FINANCIAL STATEMENTS

The Company's financial statements at March 31, 2004 have been restated for certain errors in the valuation of common stock given to the sole shareholder for cash and services. Included in this correction is $363,096 for consulting services upon inception of the company. The resulting change increases the reported net loss per share by $0.07 and increases the accumulated deficit and additional paid in capital by $363,096. The result on net equity is no charge. For other charges related to this restatement, see Notes 2 and 4.

Until _____________ 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.   Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.   Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	200
Accounting Fees and Expenses	4,000
Legal Fees and Expenses	25,000
Blue Sky Fees/Expenses	500
Transfer Agent Fees	200
TOTAL	$30,000

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Andrei Stytsenko	02/04/04	5,000,000	$375,000 in advances and services
203 - 17711 64th Avenue
Edmonton, Alberta
Canada T5T 2J9

We issued the foregoing restricted shares of common stock to Andrei Stytsenko, our president and principal executive officer, pursuant to section 4(2) of the Securities Act of 1933. Andrei Stytsenko is a sophisticated investor and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27.     EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B. All exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
3.3*	Certificate of Authority to transact business in the State of Washington.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1*	Red Eagle #1 Claim.
10.2*	Red Eagle #2 Claim.
10.3*	Red Eagle #3 Claim.
10.4*	Red Eagle #4 Claim.
10.5*	Bill of Sale from Gerard Gallissant to Andrei Stytsenko.
10.6*	Declaration of Trust.
23.1	Consent of Williams & Webster, P.S., Certified Public Accountants.
23.2	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

*   Previously filed.

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 20th day of December, 2004.

METALEX RESOURCES, INC.

BY:	/s/ Andrei Stytsenko
Andrei Stytsenko, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer, and sole member of the Board of Directors